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                                                                  EXHIBIT 10.7

                            OPTION EXCHANGE AGREEMENT

     OPTION EXCHANGE AGREEMENT, dated November 18, 1993 (the "Agreement"), between Universal Outdoor, Inc., an Illinois Corporation ("UOI"), Universal Outdoor II Holding Company, a Delaware corporation ("UHC"), and William H. Smith (the "Assignee").

     WHEREAS, UOI has heretofore granted to Optionee options (the "UOI Option") to purchase its Common Shares in an amount representing (1%) of the aggregate number of the Company's Common Shares issued and outstanding immediately preceding the exercise of the UOI option under and pursuant to that certain Non-Qualified Stock Option Agreement dated March 9, 1989 between UOI and Optionee (the "UOI Option Agreement");

     WHEREAS, OUI, UHC and Universal Outdoor II, Inc., a Delaware corporation and wholly-owned subsidiary of UHC ("UOII" and, collectively, OUI, UHC and UOII shall be referred to herein as the "Universal Companies"), are affiliated entities under common control;

     WHEREAS, the Universal Companies intend to effect a recapitalization and refinancing plan (the "Refinancing Plan") that will extend the average life of the companies' obligations on a combined basis and reduce the companies' debt service burden, thereby enhancing the companies' financial and operating liability;

     WHEREAS, as part of the Refinancing plan, UHC and all of the shareholders of UOI (the "UOI Shareholders") are entering into a Contribution Agreement (the "Contribution Agreement"), whereby (i) the UOI Shareholders will contribute their respective holdings to UOI to the capital of UHC in exchange for shares of stock of UHC, (ii) UOI will become a wholly-owned subsidiary of UHC and (iii) UOII will be merged with and into UOI (the "Merger");

     WHEREAS, pursuant to the terms of the Contribution Agreement, the holders of voting Common Shares of uOI are contributing each issued and outstanding Common Share of UOI to the capital of UHC in exchange for one share of Common Stock of UHC;

     WHEREAS, the parties hereto desire, subject to the terms set forth below, that the UOI Option be surrendered and cancelled in exchange for a comparable option to purchase shares of Common Stock of UHC;

     NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings herein contained, it is agreed by and between the parties as follows:

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     1. GRANT OF UHC OPTION. UHC hereby grants to the Assignee the right, privilege, and option (hereinafter the "UHC Option") to purchase shares of its Common Stock in an amount representing 0.52% of the aggregate number of shares of UHC's Common Stock issued and outstanding immediately preceding the exercise of this UHC Option at the purchase price of one hundred thirty thousand U.S. dollars ($130,000.00) payable in cash, in the manner and subject to the conditions hereinafter provided. UHC will at all times prior to the expiration of this UHC Option reserve sufficient shares of Common Stock to comply with this UHC Option.

    2. VESTING AND EXERCISE OF UHC OPTION BY OPTIONEE. Optionee may exercise this UHC Option, subject to the other provisions of this Agreement, at any time from time to time before the Termination Date as defined in paragraph 5 below, provided that and has entered into a definitive agreement in accordance with the UHC shall be bound to issue through an underwritten public offering shares of UHC's Common Stock or to sell to an unrelated third person all or substantially all of UHC's Common Stock or assets (a
"Triggering Event"), provided further that a distribution of all or substantially all of UHC's assets pro rata to its then current stockholders shall constitute a qualifying Triggering Event. In no event may the UHC Option be exercised prior to the occurrence of a Triggering Event. UHC hereby agrees to give to Optionee written notice as soon as reasonably practicable of the occurrence of a Triggering Event. In the event Optionee shall die owning but without having exercised this UHC Option, his personal representative, estate or any person who acquired the right to exercise the same by bequest or inheritance or by reason of the death of Optionee may, subject to the other provisions of this Agreement, exercise such UHC Option at any time and from time to time within thirty (30) days after the appointment of a personal representative for the deceased Optionee's estate (but in no event after the Termination Date) with respect to the shares as to which Optionee could have exercised the same at the time of his death. Any such exercise shall be effected by written notice to UHC and payment for the shares in the manner described in Paragraph 3 hereof, provided that the person exercising the UHC Option per the Optionee has provided to UHC evidence satisfactory to UHC of that person's right to exercise the UHC option and of payment or provision for the payment of any estate, transfer or inheritance or death taxes payable with respect to such UHC Option or the shares to which it relates.

     3. METHOD OF EXERCISE. The UHC Option shall be exercised by written notice of the President of UHC, at UHC's principal place of business, accompanied by cash, certified or cashier's check in the amount of the Option Price. Upon the exercise of the UHC Option granted herein pursuant to the terms hereof, UHC shall, as soon as practicable thereafter, cause a certificate or certificates for such shares to be registered in the name of such Optionee or his legal successor, and shall deliver the certificate or certificates to such Optionee or his legal successor. The UHC Option must be exercised, if at all, in total and not in part.

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     4. RESTRICTION ON DISPOSITION. Except as herein otherwise stated, all shares acquired by the Optionee pursuant to this Agreement shall be subject to the restrictions on sale, encumbrance and other disposition contained in any stockholders or other similar agreement affecting shares of UHC generally at the time of exercise. The terms and conditions of any such agreement are incorporated herein by reference, and by executing this Agreement, the Optionee hereby agrees to be bound by the terms of such agreement. All certificates issued under any exercise of the Option herein shall be legended in a manner to reflect the restrictions referred to herein.

     5. TERMINATION OF UHC OPTION. Except to the extent not heretofore exercised, the UHC Option shall terminate (the "Termination Date") upon the first to occur of the following dates:

        (a) The Optionee's death, provided, however, that in such event the decreased Optionee's personal representative may exercise, within (30) days following the appointment of the personal representative for the decreased Optionee's estate, any outstanding UHC Options not theretofore exercised during lifetime, subject to the other provisions of this Agreement;

        (b) Thirty days prior to the scheduled Closing Date under a definitive agreement governing a Triggering Event; or

        (c)  March 9, 1999.

     6. NONTRANSFERABILITY. The UHC Option granted pursuant to this Agreement shall not be transferable or assignable by the Optionee, other than by will or the laws of intestacy, and is exercisable during the Optionee's lifetime only by the Optionee.

     7. ADJUSTMENT IN CASE OF STOCK SPLITS, STOCK DIVIDENDS, ETC. In the event of stock dividends upon, or subdivisions, split-ups, combinations or reclassifications of the Common Stock, the stock which remains subject to the UHC Options granted hereunder shall be adjusted in the same manner as if the stock were then currently outstanding, and the UHC Option price shall be correspondingly adjusted to retain the same proportionate UHC Option price per share.

     8. MERGER OR CONSOLIDATION. In the event of a merger or consolidation of UHC, the new shares tendered, if any, in exchange for the old shares shall dictate the terms of substitution (and the ratio thereof) of new shares for old shares of Common Stock, which new shares shall remain subject to this Agreement.

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     9. SALE, LIQUIDATION OR DISSOLUTION OF COMPANY. In the event of a sale of substantially all the assets of UHC, or its liquidation, or dissolution, any UHC Option for shares remaining unexercised shall be cancelled as of the closing date of such transaction.

    10. CERTAIN OTHER LIMITATIONS. No person shall have any of the rights or privileges of a stockholder of UHC in respect of any of the shares to be issued upon the exercise of the UHC Option herein granted unless and until certificates representing said shares shall have been issued and delivered. Nothing herein contained shall at any time be deemed to limit or restrict any right of a corporation by which Optionee is employed to terminate his employment.

    11. REPRESENTATIONS AND WARRANTIES OF OPTIONEE. Optionee hereby represents and warrants to UHC (a) that the UOI Option being exchanged pursuant to the terms of this Agreement is not subject to any lien, security interest or other encumbrance; (b) that the Optionee has entered into this Agreement and has acquired any stock hereunder as investment for his own account and not as nominee or for the benefit of any other person or with the intent to resell the stock to any other person; and (c) that the Optionee understands that any stock issued hereunder has not been registered under the federal or state securities laws in reliance and certain exemptions, and that any shares acquired hereunder may not be transferred unless those shares have been effectively registered which UHC does not hereby undertake to accomplish or UHC shall have received the written opinion of its counsel that registration is not required. Optionee agrees that this Agreement shall be void if the foregoing representation is untrue at the time of exercise.

    12. BINDING EFFECT. This Agreement shall be binding on the respective legal successors of the parties.

    13. EFFECTIVE DATE. This Agreement shall become effective if and only if the Merger is consummated on or before November 15, 1993; otherwise, this Agreement shall have no effect. The effective date of this Agreement shall be the date and time at which the Secretary of State of Illinois issues a Certificate of Merger.

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    14. UOI OPTION AGREEMENT. The parties hereto acknowledge and agree that, upon the effectiveness of this Agreement, the UOI Option Agreement shall be surrendered for cancellation and superseded by this Agreement.


     IN WITNESS HEREOF, the parties hereto have executed this agreement as of the date first set forth above.


                                    UNIVERSAL OUTDOOR, INC.

                                    By: /s/
                                        ----------------------------
                                        Name:
                                        Title: President


                                    UNIVERSAL OUTDOOR II HOLDING COMPANY

                                    By: /s/
                                        ----------------------------
                                        Name:
                                        Title: President


                                    /s/ William H. Smith
                                    --------------------------------
                                    William H. Smith


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